Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound	Investor Contact Information: Rafael Tejada
Thermo Fisher Scientific	Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Fourth Quarter and Full Year 2022 Results

WALTHAM, Mass. (February 1, 2023) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter and Full Year 2022 Highlights

•Fourth quarter revenue grew 7% to $11.45 billion.
•Fourth quarter GAAP diluted earnings per share (EPS) was $4.01.
•Fourth quarter adjusted EPS was $5.40.

•Full year revenue grew 15% to $44.92 billion.
•Full year GAAP diluted EPS was $17.63.
•Full year adjusted EPS was $23.24.

•During the year, we strengthened our industry leadership, advanced our trusted partner status with our customers, delivered excellent financial performance for our shareholders, and invested in our world class team.

•Achieved outstanding and differentiated Core organic revenue growth, growing 14% in both the fourth quarter and for the full year.

•Delivered another outstanding year of high-impact innovation, highlighted by the Applied Biosystems SeqStudio Flex Series genetic analyzer, the Thermo Scientific TRACE 1600 Series Gas Chromatograph, the Phadia 2500+ series of instruments, as well as the Orbitrap Ascend Tribrid mass spectrometer. During the quarter, we launched the Thermo Scientific Glacios 2 Cryo-TEM (transmission electron microscope) to accelerate structure-based drug discovery, the Gibco CTS DynaCellect Magnetic Separation System to advance the manufacturing of cell therapies, and the SeCore CDx HLA Sequencing System, which received marketing authorization by the FDA for use as a companion diagnostic with an immunotherapy to treat patients with a rare eye cancer.

•Continued to strengthen our unique customer value proposition by adding capacity and capabilities globally for pharma services, bioproduction, and clinical research services. During the fourth quarter, this included the opening of a new state-of-the-art bioanalytical lab in Richmond, Virginia, to support our clinical research business and the increasing demand for analytical services to accelerate drug development.

•Advanced our industry-leading scale and depth of capabilities in high-growth and emerging markets. During the fourth quarter, this included opening a new biologics manufacturing facility in Hangzhou, China, to offer integrated clinical and commercial drug substance and drug product capabilities for customers.

•Very active year advancing our environmental, social and governance (ESG) priorities. We made strong progress on our Scope 1 and Scope 2 emissions initiatives, enabling us to increase our 2030 greenhouse gas emissions reduction target and accelerate our transition to 100% renewable energy. Among the highlights from our Foundation for Science, we supported students across the globe through our STEM education programs and colleague-led Community Action Councils. Throughout the year, the company also received a variety of awards and recognition for its industry leadership and inclusive culture including being recognized by Forbes magazine during the quarter as one of the World’s Top Female-Friendly Companies and one of America’s Best Employers for veterans.

•Continued to successfully execute our capital deployment strategy in 2022. The integration of PPD is largely complete and drove strong returns for our shareholders with outstanding execution and business performance throughout the year. For the full year, PPD delivered outstanding Core organic revenue growth and is on track to deliver total synergies of $175 million by year 3. Additionally, we returned $3.5 billion of capital to shareholders through stock buybacks and dividends. Shortly after year end, we completed the acquisition of The Binding Site for $2.7 billion.

“We had another exceptional year, exceeding our goals and delivering for all of our stakeholders in 2022,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “Thanks to our incredible global team, we successfully executed our proven growth strategy, effectively navigated the macro-environment, and delivered impressive financial results, as we continued to enable our customers to make the world healthier, cleaner and safer.”

Casper added, “We are incredibly well positioned as we enter 2023. Our high-impact innovation and unique customer value proposition continue to drive significant share gain. Our experienced management team, PPI Business System and the benefits of scale, position our company to deliver another outstanding year of value creation for all of our stakeholders and ensure we create an even brighter future.”

Fourth Quarter 2022

Revenue for the quarter grew 7% to $11.45 billion in 2022, versus $10.70 billion in 2021. Organic revenue was 3% lower, Core organic revenue growth was 14%, and COVID-19 testing revenue was $0.37 billion.

GAAP Earnings Results

GAAP diluted EPS in the fourth quarter of 2022 was $4.01, versus $4.17 in the same quarter last year. GAAP operating income for the fourth quarter of 2022 was $1.86 billion, compared with $2.54 billion in the year-ago quarter. GAAP operating margin was 16.3%, compared with 23.7% in the fourth quarter of 2021.

Non-GAAP Earnings Results

Adjusted EPS in the fourth quarter of 2022 was $5.40, versus $6.54 in the fourth quarter of 2021. Adjusted operating income for the fourth quarter of 2022 was $2.56 billion, compared with $3.16 billion in the year-ago quarter. Adjusted operating margin was 22.4%, compared with 29.5% in the fourth quarter of 2021.

Full Year 2022

Revenue for the full year grew 15% to $44.92 billion in 2022, versus $39.21 billion in 2021. Organic revenue grew slightly, Core organic revenue growth was 14%, and COVID-19 testing revenue was $3.11 billion.

GAAP Earnings Results

GAAP diluted EPS for the full year was $17.63, versus $19.46 in 2021. GAAP operating income for 2022 was $8.39 billion, compared with $10.03 billion a year-ago. GAAP operating margin was 18.7%, compared with 25.6% in 2021.

Non-GAAP Earnings Results

Adjusted EPS for the full year was $23.24, versus $25.13 in 2021. Adjusted operating income for the full year was $10.99 billion, compared with $12.14 billion a year-ago. Adjusted operating margin was 24.5%, compared with 31.0% in 2021.

Annual Guidance for 2023

Thermo Fisher is initiating revenue and adjusted EPS guidance for the full year 2023. The company expects to achieve 2023 revenue of $45.3 billion and full year Core organic revenue growth of 7%. The company expects to achieve adjusted EPS of $23.70.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, February 1, 2023, at 8:30 a.m. Eastern Time. To listen, dial (844) 200-6205 within the U.S. or (929) 526-1599 outside the U.S. The conference ID is 982319. You may also listen to the call live on our website, www.thermofisher.com, by clicking on “Investors.” You will find this press release, including the accompanying reconciliation of non-GAAP financial measures and related information, in that section of our website under “Financials.” An audio archive of the call will be available under “News & Events” through Friday, February 17, 2023.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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Condensed Consolidated Statement of Income (unaudited)
	Three Months Ended
	December 31,	% of	December 31,	% of
(In millions except per share amounts)	2022	Revenues	2021	Revenues
Revenues	$11,450		$10,702
Costs and operating expenses:
Cost of revenues (a)	6,715	58.6%	5,302	49.5%
Selling, general and administrative expenses (b)	1,836	16.0%	1,958	18.3%
Amortization of acquisition-related intangible assets	592	5.2%	466	4.4%
Research and development expenses	391	3.4%	392	3.7%
Restructuring and other costs (c)	55	0.5%	46	0.4%
	9,589	83.7%	8,164	76.3%
Operating income	1,861	16.3%	2,538	23.7%
Interest income	150		11
Interest expense	(269)		(161)
Other income/(expense) (d)	35		(526)
Income before income taxes	1,777		1,862
Provision for income taxes (e)	(173)		(202)
Equity in earnings/(losses) of unconsolidated entities	(30)		(1)
Net income	1,574		1,659
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	(2)		1
Net income attributable to Thermo Fisher Scientific Inc.	$1,576	13.8%	$1,658	15.5%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.03		$4.20
Diluted	$4.01		$4.17
Weighted average shares:
Basic	391		394
Diluted	393		398

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,861	16.3%	$2,538	23.7%
Cost of revenues adjustments (a)	5	0.0%	—	0.0%
Selling, general and administrative expenses adjustments (b)	47	0.4%	111	1.0%
Restructuring and other costs (c)	55	0.5%	46	0.4%
Amortization of acquisition-related intangible assets	592	5.2%	466	4.4%
Adjusted operating income (non-GAAP measure)	$2,560	22.4%	$3,161	29.5%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,576		$1,658
Cost of revenues adjustments (a)	5		—
Selling, general and administrative expenses adjustments (b)	47		111
Restructuring and other costs (c)	55		46
Amortization of acquisition-related intangible assets	592		466
Other income/expense adjustments (d)	(46)		532
Provision for income taxes adjustments (e)	(138)		(213)
Equity in earnings/losses of unconsolidated entities	30		1
Adjusted net income (non-GAAP measure)	$2,121		$2,601

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.01		$4.17
Cost of revenues adjustments (a)	0.01		0.00
Selling, general and administrative expenses adjustments (b)	0.12		0.28
Restructuring and other costs (c)	0.14		0.11
Amortization of acquisition-related intangible assets	1.50		1.17
Other income/expense adjustments (d)	(0.11)		1.34
Provision for income taxes adjustments (e)	(0.35)		(0.53)
Equity in earnings/losses of unconsolidated entities	0.08		0.00
Adjusted EPS (non-GAAP measure)	$5.40		$6.54

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$3,487		$2,457
Purchases of property, plant and equipment	(550)		(831)
Proceeds from sale of property, plant and equipment	6		11
Free cash flow (non-GAAP measure)	$2,943		$1,637

Segment data	Three Months Ended
	December 31,	% of	December 31,	% of
(In millions)	2022	Revenues	2021	Revenues

Revenues
Life Sciences Solutions	$3,046	26.6%	$4,150	38.8%
Analytical Instruments	1,878	16.4%	1,725	16.1%
Specialty Diagnostics	1,115	9.7%	1,447	13.5%
Laboratory Products and Biopharma Services	5,947	51.9%	4,195	39.2%
Eliminations	(536)	-4.6%	(815)	-7.6%
Consolidated revenues	$11,450	100.0%	$10,702	100.0%

Operating income and operating margin
Life Sciences Solutions	$1,040	34.1%	$1,999	48.2%
Analytical Instruments	476	25.4%	381	22.1%
Specialty Diagnostics	208	18.6%	297	20.5%
Laboratory Products and Biopharma Services	836	14.1%	484	11.5%
Subtotal reportable segments	2,560	22.4%	3,161	29.5%
Cost of revenues adjustments (a)	(5)	0.0%	—	0.0%
Selling, general and administrative expenses adjustments (b)	(47)	-0.4%	(111)	-1.0%
Restructuring and other costs (c)	(55)	-0.5%	(46)	-0.4%
Amortization of acquisition-related intangible assets	(592)	-5.2%	(466)	-4.4%
GAAP operating income	$1,861	16.3%	$2,538	23.7%

(a) Adjusted results in 2022 exclude charges for inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2022 and 2021 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2022 and 2021 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, charges/credits for environmental-related matters, abandoned facility, and other expenses of headcount reductions within several businesses and real estate consolidations. Adjusted results in 2022 also exclude $14 of gain on the sale of intellectual property. Adjusted results in 2021 also exclude $22 of charges for compensation due to employees at recently acquired businesses at the date of acquisition.
(d) Adjusted results in 2022 and 2021 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $67 of net gains on derivative instruments to address certain foreign currency risks and $4 of net settlement gains for pension plans. Adjusted results in 2021 also exclude $570 of losses on the early extinguishment of debt and $10 of charges for the amortization of bridge loan commitment fees related to recent acquisitions.
(e) Adjusted provision for income taxes in 2022 and 2021 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
Note:
Consolidated depreciation expense is $256 and $217 in 2022 and 2021, respectively.

Organic and Core organic revenue growth	Three months ended
December 31, 2022
Revenue growth	7%
Acquisitions	14%
Currency translation	-4%
Organic revenue growth	-3%
COVID-19 testing revenue	-16%
Contribution of PPD to Core organic revenue growth (a)	1%
Core organic revenue growth	14%

(a) Adjustment to include the contribution of PPD to Core organic revenue growth as though the acquisition had occurred on January 1, 2021.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statement of Income (unaudited)
	Year ended
	December 31,	% of	December 31,	% of
(In millions except per share amounts)	2022	Revenues	2021	Revenues
Revenues	$44,915		$39,211
Costs and operating expenses:
Cost of revenues (a)	25,415	56.6%	18,977	48.4%
Selling, general and administrative expenses (b)	7,127	15.9%	6,842	17.4%
Amortization of acquisition-related intangible assets	2,395	5.3%	1,761	4.5%
Research and development expenses	1,471	3.3%	1,406	3.6%
Restructuring and other costs (c)	114	0.3%	197	0.5%
	36,522	81.3%	29,183	74.4%
Operating income	8,393	18.7%	10,028	25.6%
Interest income	272		43
Interest expense	(726)		(536)
Other income/(expense) (d)	(104)		(694)
Income before income taxes	7,835		8,841
Provision for income taxes (e)	(703)		(1,109)
Equity in earnings/(losses) of unconsolidated entities	(172)		(4)
Net income	6,960		7,728
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	10		3
Net income attributable to Thermo Fisher Scientific Inc.	$6,950	15.5%	$7,725	19.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$17.75		$19.62
Diluted	$17.63		$19.46
Weighted average shares:
Basic	392		394
Diluted	394		397

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$8,393	18.7%	$10,028	25.6%
Cost of revenues adjustments (a)	46	0.1%	8	0.0%
Selling, general and administrative expenses adjustments (b)	37	0.1%	144	0.4%
Restructuring and other costs (c)	114	0.3%	197	0.5%
Amortization of acquisition-related intangible assets	2,395	5.3%	1,761	4.5%
Adjusted operating income (non-GAAP measure)	$10,985	24.5%	$12,138	31.0%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$6,950		$7,725
Cost of revenues adjustments (a)	46		8
Selling, general and administrative expenses adjustments (b)	37		144
Restructuring and other costs (c)	114		197
Amortization of acquisition-related intangible assets	2,395		1,761
Other income/expense adjustments (d)	117		732
Provision for income taxes adjustments (e)	(672)		(593)
Equity in earnings/losses of unconsolidated entities	172		4
Adjusted net income (non-GAAP measure)	$9,159		$9,978

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$17.63		$19.46
Cost of revenues adjustments (a)	0.12		0.02
Selling, general and administrative expenses adjustments (b)	0.09		0.36
Restructuring and other costs (c)	0.29		0.50
Amortization of acquisition-related intangible assets	6.07		4.43
Other income/expense adjustments (d)	0.30		1.84
Provision for income taxes adjustments (e)	(1.70)		(1.49)
Equity in earnings/losses of unconsolidated entities	0.44		0.01
Adjusted EPS (non-GAAP measure)	$23.24		$25.13

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$9,154		$9,312
Purchases of property, plant and equipment	(2,243)		(2,523)
Proceeds from sale of property, plant and equipment	24		20
Free cash flow (non-GAAP measure)	$6,935		$6,809

Segment data	Year ended
	December 31,	% of	December 31,	% of
(In millions)	2022	Revenues	2021	Revenues

Revenues
Life Sciences Solutions	$13,532	30.1%	$15,631	39.9%
Analytical Instruments	6,624	14.7%	6,069	15.5%
Specialty Diagnostics	4,763	10.6%	5,659	14.4%
Laboratory Products and Biopharma Services	22,511	50.1%	14,862	37.9%
Eliminations	(2,515)	-5.5%	(3,010)	-7.7%
Consolidated revenues	$44,915	100.0%	$39,211	100.0%

Operating income and operating margin
Life Sciences Solutions	$5,582	41.2%	$7,817	50.0%
Analytical Instruments	1,507	22.8%	1,197	19.7%
Specialty Diagnostics	1,024	21.5%	1,280	22.6%
Laboratory Products and Biopharma Services	2,872	12.8%	1,844	12.4%
Subtotal reportable segments	10,985	24.5%	12,138	31.0%
Cost of revenues adjustments (a)	(46)	-0.1%	(8)	0.0%
Selling, general and administrative expenses adjustments (b)	(37)	-0.1%	(144)	-0.4%
Restructuring and other costs (c)	(114)	-0.3%	(197)	-0.5%
Amortization of acquisition-related intangible assets	(2,395)	-5.3%	(1,761)	-4.5%
GAAP operating income	$8,393	18.7%	$10,028	25.6%

(a) Adjusted results in 2022 and 2021 exclude charges for the sale of inventories revalued at the date of acquisition. Adjusted results in 2022 also exclude $27 of inventory write-downs associated with large-scale abandonment of product lines.
(b) Adjusted results in 2022 and 2021 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation.
(c) Adjusted results in 2022 and 2021 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, charges/credits for environmental-related matters, abandoned facility and other expenses of headcount reductions within several businesses and real estate consolidations. Adjusted results in 2022 also exclude $14 of gain on the sale of intellectual property. Adjusted results in 2021 also exclude $122 of charges for impairments of acquired intangible assets and $35 of charges for compensation due to employees at recently acquired businesses at the date of acquisition.
(d) Adjusted results in 2022 and 2021 exclude net gains/losses on investments and losses on the early extinguishment of debt. Adjusted results in 2022 also exclude $67 of net gains on derivative instruments to address certain foreign currency risks and $2 of net settlement gains for pension plans. Adjusted results in 2021 also exclude $36 of charges for amortization of bridge loan commitment fees related to a pending acquisition.
(e) Adjusted provision for income taxes in 2022 and 2021 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements (including a $658 benefit from an audit settlement in 2022). Adjusted results in 2022 also exclude a $423 charge for the impact of deferred tax realizability assessments as a result of audit settlements.
Notes:
Consolidated depreciation expense is $986 and $831 in 2022 and 2021, respectively.

Organic and Core organic revenue growth	Twelve months ended
December 31, 2022
Revenue growth	15%
Acquisitions	18%
Currency translation	-3%
Organic revenue growth	0%
COVID-19 testing revenue	-13%
Contribution of PPD to Core organic revenue growth (a)	1%
Core organic revenue growth	14%

(a) Adjustment to include the contribution of PPD to Core organic revenue growth as though the acquisition had occurred on January 1, 2021.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheet (unaudited)

	December 31,	December 31,
(In millions)	2022	2021

Assets
Current assets:
Cash and cash equivalents	$8,524	$4,477
Accounts receivable, net	8,274	7,977
Inventories	5,634	5,051
Other current assets	2,933	2,608
Total current assets	25,365	20,113
Property, plant and equipment, net	9,280	8,333
Acquisition-related intangible assets, net	17,442	20,113
Other assets	4,007	4,640
Goodwill	41,196	41,924
Total assets	$97,290	$95,123

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$5,579	$2,537
Other current liabilities	11,535	10,899
Total current liabilities	17,114	13,436
Other long-term liabilities	7,119	8,377
Long-term obligations	28,909	32,333
Redeemable noncontrolling interest	116	122
Total equity	44,032	40,855
Total liabilities, redeemable noncontrolling interest and equity	$97,290	$95,123

Condensed Consolidated Statement of Cash Flows (unaudited)

	Year ended
	December 31,	December 31,
(In millions)	2022	2021

Operating activities
Net income	$6,960	$7,728

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,381	2,592
Change in deferred income taxes	(995)	(647)
Other non-cash expenses, net	857	1,187
Changes in assets and liabilities, excluding the effects of acquisitions	(1,049)	(1,548)
Net cash provided by operating activities	9,154	9,312

Investing activities
Acquisitions, net of cash acquired	(39)	(19,395)
Purchases of property, plant and equipment	(2,243)	(2,523)
Proceeds from sale of property, plant and equipment	24	20
Other investing activities, net	99	(34)
Net cash used in investing activities	(2,159)	(21,932)

Financing activities
Net proceeds from issuance of debt	3,193	18,137
Repayment of debt	(375)	(11,738)
Net proceeds from issuance of commercial paper	1,526	2,512
Repayment of commercial paper	(3,690)	—
Purchases of company common stock	(3,000)	(2,000)
Dividends paid	(455)	(395)
Other financing activities, net	(9)	65
Net cash (used in) provided by financing activities	(2,810)	6,581

Exchange rate effect on cash	(139)	194
Increase (decrease) in cash, cash equivalents and restricted cash	4,046	(5,845)
Cash, cash equivalents and restricted cash at beginning of period	4,491	10,336
Cash, cash equivalents and restricted cash at end of period	$8,537	$4,491

Free cash flow (non-GAAP measure)	$6,935	$6,809

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired businesses and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth including the impact of PPD revenue, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions other than PPD and currency translation. We calculate period-to-period Core organic revenue growth by adding to the baseline period PPD’s pre-acquisition revenues from such period. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, foreign currency translation and/or COVID-19 testing on revenues. In particular, given PPD’s significance relative to our existing businesses, management believes it is appropriate to also present information on a basis that includes PPD pre-acquisition revenues in order to demonstrate the impact PPD has on our current growth profile. Core organic revenue growth amounts are not necessarily indicative of the combined results of operations that would have been realized had the PPD acquisition occurred on January 1, 2021. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.